REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 20, 2000 among Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Trust") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, and Meridian Investments, Inc., a Massachusetts corporation (the "Initial Purchasers").

            This Agreement is made pursuant to the Purchase Agreement, dated December 14, 2000 (the "Purchase Agreement"), among the Trust, as issuer of the Convertible Community Reinvestment Act Preferred Shares Convertible into Common Shares (the "CRA Preferred Shares"), and the Initial Purchasers, which provides for, among other things, the sale by the Trust to the Initial Purchasers of the CRA Preferred Shares. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Trust has agreed to provide the registration rights set forth in this Agreement.

            In consideration of the foregoing, the parties hereto agree as follows:

            1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      "Advice" shall have the meaning set forth in the last paragraph of Section 3 hereof.

      "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

      "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, executive order or regulation to remain closed.

      "Closing Time" shall mean the date of Closing, as defined in the Purchase Agreement.

      "Common Shares" means the shares of beneficial interest of the Trust.

      "Effectiveness Period" shall have the meaning set forth in Section 2(a) hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "Holder" shall mean holders of Registrable Securities.

      "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

      "Inspectors" shall have the meaning set forth in Section 3(l) hereof.

      "Issue Date" shall mean December 20, 2000, the date of original issuance of the CRA Preferred Shares.


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      "Majority Holders" shall mean the Holders of a majority in interest of the outstanding Registrable Shares.

      "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability corporation, or a government or agency or political subdivision thereof.

      "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements thereto, including post-effective amendments, and, in each case, including all documents incorporated by reference therein.

      "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

      "Records" shall have the meaning set forth in Section 3(l) hereof.

      "Registrable Securities" shall mean the Securities; provided, however, that Securities shall cease to be Registrable Securities when the earlier of the following occurs (i) a Shelf Registration Statement with respect to the Securities for the registration and resale thereof shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) the CRA Preferred Shares or the related Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or the Securities are eligible to be sold without restriction as contemplated by Rule 144(k) or (iii) the CRA Preferred Shares or the related Securities shall have ceased to be outstanding.

      "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Trust with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses incurred in connection with preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing any other documents relating to the performance of and compliance with this Agreement,
(iv) all rating agency fees, (v) the fees and disbursements of counsel for the Trust and of the independent certified public accountants of the Trust, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, and (vi) the reasonable fees and expenses of any special experts retained by the Trust in connection with the Shelf Registration Statement.

      "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) from


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the later of the date the CRA  Preferred  Shares were acquired from the Trust or from an Affiliate of the Trust.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities" shall mean the Common Shares into which the CRA Preferred Shares have been converted or are convertible, as the case may be.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Shelf  Registration"  shall  mean a  registration  effected  pursuant  to
Section 2(a) hereof.

      "Shelf Registration Statement" shall mean a "shelf" registration statement of the Trust pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

      "Trust" shall have the meaning set forth in the preamble to this Agreement and also includes the Trust's successors and assigns.

            2. Registration Under the Securities Act.

            (a) Shelf Registration. The Trust shall file or cause to be filed, within 150 days after December 20, 2000, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable after filing. The Trust will not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Trust in writing, within 15 days after receipt of a request therefor, such information as the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Trust all information with respect to such Holder necessary to make the information previously furnished to the Trust by such Holder not materially misleading.

            The Trust agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and the Prospectus usable for resales during the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease to be Registrable Securities (the "Effectiveness Period"). The Trust will, in the event a


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Shelf  Registration  Statement is declared  effective,  provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Registrable Securities. The Trust further agrees to supplement or amend the Shelf Registration Statement if and as
required  by  the  rules,   regulations  or   instructions   applicable  to  the
registration form used by the Trust for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Trust agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

            (b) Expenses. The Trust, as issuer of the Securities, shall pay all Registration Expenses in connection with any Shelf Registration Statement filed pursuant to Section 2(a) hereof. Each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

            (c) Effective Shelf Registration Statement. A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference.

            (d) Listing. The Trust agrees that the Securities covered by the Shelf Registration Statement will, upon effectiveness of the Shelf Registration Statement, be listed on the American Stock Exchange.

            (e) Liquidated Damages. In the event that:

                (i) a Shelf Registration Statement is not filed with the SEC within 150 days after December 20, 2000, then liquidated damages ("Liquidated Damages") shall accumulate on the Offering Price of the CRA Preferred Shares at a rate of 0.25% per annum; provided, however the Trust shall have a 45 day grace period in respect of Liquidated Damages in the event of the occurrence of a development involving the Trust or any of its Affiliates which is material but which has not yet been publicly disclosed;

                (ii) a Shelf Registration Statement is not declared effective by the SEC in accordance with Section 2(a) above, then Liquidated Damages shall accumulate on the Offering Price of the CRA Preferred Shares at a rate of 0.25% per annum; or

                (iii) a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or the Prospectus usable for resales (A) at any time prior to the expiration of the Effectiveness Period and (B) if related to corporate developments, public filings with the SEC or similar events or to correct a material misstatement or omission in the Prospectus contained in the Shelf Registration Statement, for more than 75


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


days (whether or not consecutive) in any twelve-month period, then, following the day or 75th day, as the case may be, such Shelf Registration Statement ceases to be effective or the Prospectus usable for resales, Liquidated Damages shall accumulate on the Offering Price of the CRA Preferred Shares at a rate of 0.25% per annum;

provided, however, that the Liquidated Damages rate on the Offering Price of the CRA Preferred Shares may not exceed in the aggregate 0.25% per annum; provided, further, however, that (1) upon the filing of a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon such time as the Shelf Registration Statement which had ceased to remain effective or the Prospectus usable for resales again becomes effective and usable for resales (in the case of clause (iii) above), Liquidated Damages on the Offering Price of the CRA Preferred Shares as a result thereof shall cease to accumulate.

            Any amounts of Liquidated  Damages due pursuant to Section  2(e)(i),
(ii) or (iii) above will be payable in cash on the next succeeding April 1, July 1, October 1 or January 2, as the case may be, to Holders on the relevant record dates for the payment of distributions.

            (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Trust acknowledges that any failure by it to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Trustee's obligations under Section 2(a) hereof.

            3. Registration Procedures. In connection with the obligations of the Trust with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Trust shall use its commercially reasonable efforts to:

            (a) prepare and file with the SEC a Shelf Registration Statement as prescribed by Section 2(a) hereof within the relevant time period specified in Section 2(a) hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Trust, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; cause such Shelf Registration Statement to become effective and remain effective and the Prospectus usable for resales in accordance with Section 2 hereof;
      provided, however, that, before filing any Shelf -------- ------- Registration Statement or the use of the Prospectus or any amendments or supplements thereto, the Trust shall provide the Holders of the Securities covered by such Shelf Registration Statement copies of the Registration Statement and any amendments or supplements thereto (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed or used; at least 10 days prior to such filing or use;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; and cause each Prospectus


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


      to be supplemented, if so determined by the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all Securities covered by a Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

            (c) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a shelf registration statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; furnish to each Holder of Securities covered by the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (d) register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the Shelf Registration Statement is declared effective by the SEC as any Holder of Securities covered by a Shelf Registration Statement shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that -------- ------- the Trust shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process, (iii) subject itself to taxation in any such jurisdiction if it is not then so subject, or (iv) register in any state requiring, as a condition to registration, escrow or surrender of any Company securities held by any securityholder other than the Holders;

            (e) promptly notify each Holder of Registrable Securities and their counsel and promptly confirm such notice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a


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      Shelf  Registration  Statement  or the  qualification  of the  Registrable
      Securities in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Trust contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in a Shelf Registration Statement or the related Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and
      (vi) of the reasonable determination of the Trust that a post-effective amendment to the Shelf Registration Statement would be appropriate;

            (f) obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

            (g) furnish to each Holder of Registrable Securities covered by the Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

            (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement;

            (i) promptly after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or amendment to the Shelf Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Trust has amended or supplemented the Prospectus to correct such misstatement or omission;

            (j) a reasonable time prior to the filing of any document which is to be incorporated by reference into the Shelf Registration Statement or the Prospectus, provide a reasonable number of copies of such document to the Holders and make such of the representatives of the Trust as shall be reasonably requested by the Holders of Registrable Securities available for discussion of such document;


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            (k) if  requested by (x) the Initial  Purchasers,  in the case where
      the  Initial  Purchasers  hold  Securities   acquired  by  them  upon  the
      conversion of the CRA Preferred Shares that were part of their initial placement and (y) Holders of at least 50% of the aggregate offering price
      of  the   Registrable   Securities   covered   thereby:   (i)  make   such
      representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Trust and its subsidiaries as then conducted and with respect to the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) furnish customary closing documentation in form and substance reasonably requested and reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in amount of the Registrable Securities being sold; (iii) obtain
      "cold  comfort"   letters  and  updates  thereof  in  form  and  substance
      reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Trust (and, if necessary, any other independent certified public accountants of any business acquired by the Trust for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in
      connection  with   underwritten   offerings  and  such  other  matters  as
      reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in amount of the Registrable Securities being sold and the managing underwriters)
      customary  for  such   agreements  with  respect  to  all  parties  to  be
      indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

            (l) make reasonably available for inspection by any selling Holder of Registrable Securities who certifies to the Trust that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Trust's normal business hours, all financial and other records, pertinent organizational and operational documents and properties of the Trust and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, trustees, employees, agents and other representatives of the Trust and its subsidiaries to supply all relevant information in each case reasonably requested by any such
      Inspector in connection with such Shelf Registration; records and information which the Trust notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement, (ii) the release of such Records or


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


      information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each Inspector will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Trust unless and until such is made generally available to the public through no fault of such Inspector; and each Inspector will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Trust and allow the Trust at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

            (m) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any twelve-month period (or 90 days after the end of any twelve-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Trust after the effective date of a Shelf Registration Statement, which statements shall cover said twelve-month periods, provided that the obligations under this Section 3(m) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

            (n) cooperate with each seller of Securities covered by the Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

            (o) take all other steps necessary to effect the registration, and the sale on a continuous or delayed basis, of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby; and

            (p) the Trust may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the SEC to be included in the Shelf Registration Statement; the Trust may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request; and the Trust shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

            Each Holder agrees that, upon receipt of any notice from the Trust of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by

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


the Trust that the use of the Prospectus in such Holder's possession may be resumed, and, if so directed by the Trust, such Holder will deliver to the Trust (at the Trust's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Trust shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Trust shall use its commercially reasonable efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Shelf Registration Statement and the Prospectus and shall extend the period during which such Shelf Registration Statement is required to be maintained effective and the Prospectus usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Trust shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice.

            4. Indemnification and Contribution. (a) The Trust hereby agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 4(d) hereof) such settlement is effected with the prior written consent of the Trust; and

            (iii) against any and all expenses whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such Holder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in

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


writing to the Trust by such Holder or underwriter for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

            (b) Each Holder or underwriter agree, severally and not jointly, to indemnify and hold harmless the Trust, its trustees and officers (including each officer of the Trust who signed the Shelf Registration Statement) and each Person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by such Holder expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of its Registrable Securities.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement unless the failure to provide such notice materially prejudices the defense by the indemnifying party against such claim. In the case of parties indemnified pursuant to Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by such parties. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified parties) also be counsel to the indemnified parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from their own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days

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


prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement set forth in this Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Trust, on the one hand, and the Holders, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Trust and the Holders, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Trust, on the one hand, and the Holders, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Trust, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Trust, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each trustee and officer of the Trust and each Person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Trust.

            5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

            6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(l) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of the

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


Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Trust.

            7. Miscellaneous.

            (a) Rule 144. For so long as the Trust is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any CRA Preferred Shares or Registrable Securities remain outstanding, the Trust will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Trust ceases to be so required to file such reports, it will (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time for the conversion of the CRA Preferred Shares or the sale of the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Trust will deliver to such Holder a written statement as to whether it has complied with such requirements.

            (b) No Inconsistent Agreements. The Trust has not entered into, and will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Trust's other issued and outstanding securities under any such agreements.

            (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Trust has obtained the written consent of Holders in amount of a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Trust and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Trust and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision


                                       13
NY/323214.1
of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers and the Trust.

            (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Trust by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Trust, initially at the Trust's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

            (f) Third Party Beneficiaries. The registered holders of the CRA Preferred Shares and the Holders shall be third party beneficiaries of the agreements made hereunder among the Trust and the Initial Purchasers, and the Initial Purchasers shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of such registered holders or Holders hereunder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS


                                       14
NY/323214.1

RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) Securities Held by the Trust or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Trust or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                                       15
NY/323214.1

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    Very truly yours,

                                    CHARTER MUNICIPAL MORTGAGE
                                      ACCEPTANCE COMPANY

                                    By:   Related Charter, LP, a Delaware
                                          limited partnership, its Manager

                                    By:   Related Charter, LLC, a Delaware
                                          limited liability Company,
                                          its General Partner


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
      as of the date first
      above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
MERIDIAN INVESTMENTS, INC.


By:   Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
     -------------------------------------
     Name:
     Title:


                                       16
NY/323214.1